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                                                                    EXHIBIT 23.4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of USA Waste Services, Inc. on Form S-4 and the related Prospectus of (a) our report dated February 23, 1996 (except with respect to the matters discussed in Note 15, as to which the dates are March 4, 1996 and March 18, 1996 as indicated) with respect to the consolidated balance sheets of Sanifill, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' investment and cash flows for each of the three years in the period ended December 31, 1995 which is included in Sanifill, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995; (b) our reports dated (i) August 1, 1995 with respect to the combined balance sheets of Metropolitan Disposal and Recycling Corporation, Energy Reclamation, Inc., and EE Equipment, Inc. as of December 31, 1994 and 1993, and the related combined statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1994, (ii) January 9, 1996 with respect to the balance sheet of Falcon Disposal Services, Inc. as of December 31, 1994, and the related statements of operations, stockholders' equity and cash flows for the year then ended, (iii) February 2, 1996 with respect to the combined balance sheet of Garnet of Virginia, Inc. and Garnet of Maryland, Inc. as of December 31, 1995 and the related combined statements of operations, stockholders' deficit and cash flows for the year then ended, (iv) January 13, 1996 with respect to the combined balance sheet of the Combined Companies, as defined, as of December 31, 1994 and the related combined statement of operations, stockholders' equity and partners' capital and cash flows for the year then ended which are included in Sanifill, Inc.'s Current Report on Form 8-K dated February 5, 1996; (c) our report dated February 8, 1996 with respect to the consolidated balance sheets of Sanifill, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' investment and cash flows for each of the three years in the period ended December 31, 1994 which is included in Sanifill, Inc.'s Current Report on Form 8-K dated February 11, 1996; (d) our report dated November 17, 1995 (except with respect to the matters discussed in Note 11, as to which the date is March 18, 1996) with respect to the combined balance sheets of PST Reclamation, Inc. and Taylor Land Resources, Inc. as of December 31, 1994 and 1993, and the related combined statements of operations and retained earnings and cash flows for the years then ended which is included in Sanifill, Inc.'s Current Report on Form 8-K dated March 20, 1996; (e) our report dated September 13, 1996, on our audit of the combined balance sheet of the Combined Companies (consisting of City Disposal, Inc. Alpine Disposal and Recycling, Inc. and L.G. Industries, Inc.) as of December 31, 1995, and the related combined statements of operations, stockholders' equity and partners' capital and cash flows for the year then ended, which are included in the Current Report on Form 8-K/A of USA Waste Services, Inc. filed on November 15, 1996; and (f) to all references to our Firm included in this Registration Statement of USA Waste Services, Inc. on Form S-4 and the Prospectus which forms a part thereof.




                                          ARTHUR ANDERSEN LLP
Houston, Texas
November 18, 1996